CERTIFICATE OF INCORPORATION

OF

GRAND MONARCH HOLDINGS, INC.

The undersigned does hereby form and establish a corporation under the provisions of the General Corporation Law of the State of Delaware, and for that purpose does certify as follows:

ARTICLE I:  The name of the corporation shall be:

GRAND MONARCH HOLDINGS, INC.

ARTICLE II:  The registered office for this corporation in the State of Delaware is Suite 201, 910 Foulk Rd., County of New Castle, Wilmington, DE 19803, and its registered agent at that address is Corporations and Companies, Inc.

ARTICLE III:  The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV:  The amount of the authorized capital stock of this corporation is 35,000,000 shares of stock at a par value of $.001 per share.

ARTICLE V:  The name and address of the incorporator are: Scott H. Sharp, 910 Foulk Road, Suite 201, Wilmington, New Castle County, Delaware 19803.

ARTICLE VI:  A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for break of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof so not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.  Any amendment, modification or repeal of the foregoing sentence by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE VII:  The stockholders and directors shall have the power to hold their meetings, to have an office or offices, to keep the books, documents and papers of the corporation outside the State of Delaware at such places as might from time to time be designated by the by-laws or resolutions of the directors or stockholders, except as otherwise required by the law of Delaware.

THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, acknowledging under the penalty of perjury, hereby declaring and certifying that his instrument is the act and the facts herein are true, pursuant to 8 Del. C §103(b)(2) and accordingly have hereunto caused this Certificate to be executed by incorporator, this 18th day of December, 2006.

       By: _________________________________

Scott H. Sharp, INCORPORATOR

910 Foulk Road, Suite 201

New Castle County

Wilmington, Delaware 19803